SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 9, 2003
(Date of earliest event reported)

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events

Unless we otherwise indicate or unless the context requires otherwise, all references in this report on Form 8-K to “we,” “our,” “us” or similar references mean ONEOK, Inc. and its subsidiaries, predecessors and acquired businesses.

Transactions with Westar Energy, Inc. and Westar Industries, Inc.

On January 9, 2003, we entered into a transaction agreement with Westar Energy and Westar Industries, a wholly owned subsidiary of Westar Energy, pursuant to which we agreed to, among other things, use commercially reasonable efforts to effect offerings of our common stock and other securities and to use a portion of the net proceeds of those offerings to repurchase a portion of the shares of our Series A convertible preferred stock held by Westar Industries. We have also agreed to modify the terms of the remaining shares of our Series A convertible preferred stock by exchanging newly issued shares of our Series D convertible preferred stock for all the shares of our Series A convertible preferred stock held by Westar Industries that we do not repurchase. At the same time, we also entered into a new shareholder agreement and a new registration rights agreement with Westar Energy and Westar Industries that, when effective, will replace the current shareholder agreement and the current registration rights agreement with Westar Energy. The new shareholder agreement and the new registration rights agreement will not become effective until both the repurchase and the exchange are completed. Both the repurchase and the exchange are conditioned upon, among other things, Westar Energy receiving the approval of the Kansas Corporation Commission with respect to the repurchase, the exchange and the new shareholder agreement.

The total number of shares of our common stock issuable upon the conversion of all the shares of Series D convertible preferred stock to be issued in the exchange will be equal to the total number of shares of our common stock issuable upon the conversion of all of the shares of Series A convertible preferred stock currently outstanding less the total number of shares of our common stock issuable upon the conversion of all the shares of our Series A convertible preferred stock that we will repurchase.

In addition, we have agreed to register for resale, within 60 days from the date the repurchase and exchange is consummated, all of the shares of our common stock held by Westar Industries, as well as all the shares of our Series D convertible preferred stock to be issued to Westar Industries and all the shares of our common stock issuable upon conversion of those shares of our Series D convertible preferred stock.

In addition, concurrent with the completion of the repurchase and the exchange, we will enter into an amended and restated rights agreement, which will amend and restate our current rights agreement in its entirety. Set forth below are summaries of the transaction agreement, the new shareholder agreement and the new registration rights agreement as well as summaries of the terms of our Series D convertible preferred stock and the form of amended and restated rights agreement. We believe that these summaries describe all the material terms of these documents, however, you should read the complete text of each of the transaction agreement, the new shareholder agreement, the new registration rights agreement, the form of designations creating our Series D convertible preferred stock and the form of the amended and restated rights agreement for their precise legal terms and other information that may be important to you. Copies of these agreements are attached as exhibits to this Form 8-K.

Prior to the consummation of the transactions referred to above, our relationship with Westar Energy and its affiliates, including Westar Industries’ rights as a ONEOK shareholder with respect to its ONEOK stake, will continue as described under the captions “Description of Capital Stock — Shareholder Rights Agreement,” “— Preferred Stock,” “— Shareholder Agreement” and “— Registration Rights Agreement” in the prospectus that forms a part of the registration statement on Form S-3 (file No. 102105) initially filed by us with the Securities and Exchange Commission on December 20, 2002 (the “S-3”). Upon consummation of the transactions referred to above, our relationship with Westar will be modified as described in this report on Form 8-K. Following consummation of these transactions, to the extent there is a conflict between matters described in this report on Form 8-K and matters described in the prospectus filed as a part of the S-3, including as set forth in that prospectus under the caption “Description of Capital Stock,” the terms of the relationship and agreements as described in this report on Form 8-K will supersede terms set forth elsewhere.

Transaction Agreement

The offering; the repurchase

We have agreed to use commercially reasonable efforts to effect an offering of our common stock and other securities, as we may determine, prior to February 28, 2003 if permitted by capital market conditions, as determined by us in our sole discretion. We will use an amount, not to exceed $250,000,000, equal to at least 50% (or such larger percentage as we may, in our sole discretion, determine) of the proceeds of the offering, after deducting underwriters’ commissions and discounts and other offering expenses, to repurchase shares of our Series A convertible preferred stock held by Westar Industries. The price paid for each share of our Series A convertible preferred stock in the repurchase will be equal to the per share offering price for our common stock in the concurrent offering, after taking into account underwriters’ commissions and discounts and other offering expenses, as adjusted to reflect ONEOK’s 2001 common stock split.

Simultaneously with the repurchase, we will modify the terms of the remaining shares of our Series A convertible preferred stock by exchanging newly issued shares of our Series D convertible preferred stock for all the shares of Series A convertible preferred stock held by Westar Industries that we do not repurchase.

Lock-up.    Westar Industries has agreed that it will not engage in any transactions involving our securities for a period beginning on January 9, 2003 and ending on the later of (x) February 28, 2003 and (y) (i) 90 days from the closing of the repurchase, if the aggregate amount of Series A convertible preferred stock repurchased is less than $200,000,000, or (ii) 180 days from the closing of the repurchase, if the aggregate amount of Series A convertible preferred stock repurchased is equal to or greater than $200,000,000. If we do not complete the offering by February 28, 2003, then the lock-up will expire as of that date.

Waiver; consent.    Westar Energy and Westar Industries have each agreed to waive any piggy-back registration rights that they have under the current registration rights agreement as well as any dilutive issuance rights that they have under the current shareholder agreement with respect to the offering, so long as the offering and the repurchase are consummated by February 28, 2003.

Shelf registration

We have agreed to file a registration statement on Form S-3 within 60 days from the completion of the repurchase and the exchange in order to register for resale all of the shares of our common stock and our Series D convertible preferred stock held by Westar Industries as well as all the shares of our common stock issuable upon conversion of those shares of our Series D convertible preferred stock. In connection with the filing of the shelf registration statement, we have also agreed to use commercially reasonable efforts to cause our shares of Series D convertible preferred stock, if permitted by New York Stock Exchange rules, and the shares of common stock issuable upon conversion of our Series D convertible preferred stock, to be listed on the New York Stock Exchange prior to any sale, transfer or conversion of the shares our Series D convertible preferred stock held by Westar Industries.

Conditions

The obligations of Westar Energy, Westar Industries and us to consummate the repurchase and the exchange are subject to the satisfaction (or, to the extent permitted by law, waiver by the relevant party in its sole discretion) of the following conditions:

•	the Kansas Corporation Commission shall have approved the repurchase, the exchange and the new shareholder agreement;

•	the offering shall have been consummated; and

•	the absence of any statute, order, injunction or similar legal obstacle preventing consummation of the repurchase and the exchange.

In addition, the obligations of Westar Energy and Westar Industries to consummate the repurchase and the exchange are subject to the satisfaction (or to the extent permitted under law, waiver by Westar Energy in its sole discretion) of the following conditions:

•	the representations and warranties of ONEOK set forth in the transaction agreement being true and correct; and

•	ONEOK having performed in all material respects all of its obligations required to be performed by it under the transaction agreement.

In addition, the obligations of ONEOK to consummate the repurchase and the exchange are subject to the satisfaction (or to the extent permitted under law, waiver by ONEOK in its sole discretion) of the following conditions:

•	the representations and warranties of Westar Energy and Westar Industries set forth in the transaction agreement being true and correct; and

•	Westar Energy and Westar Industries having performed in all material respects all of its obligations required to be performed by it under the transaction agreement.

Termination

The transaction agreement may be terminated:

•	at any time by the mutual written consent of ONEOK, Westar Energy and Westar Industries; or

•
ONEOK, on one hand, or Westar Energy and Westar Industries, on the other hand, in the event the offering is not completed by February 28, 2003 or such later date as ONEOK, Westar Energy and Westar Industries may agree.

Shareholder Agreement

Although Westar Energy, Westar Industries and ONEOK entered into the new shareholder agreement on January 9, 2003, it will not be effective until the repurchase and exchange are completed, at which time the current shareholder agreement will terminate.

Standstill

The new shareholder agreement provides, among other things, that Westar Energy, Westar Industries and their affiliates are prohibited from taking various actions, including, without limitation:

•	the acquisition of any of our securities;

•	the deposit of our equity securities in a voting trust or subjecting of those equity securities to any similar arrangement or proxy with respect to the voting of those equity securities;

•	the commencement of a merger, acquisition or other business combination transaction relating to us; and

•	engagement in any other action, either alone or in concert with others, to seek to control or influence our management, board of directors or policies.

Restrictions on transfer

During the term of the new shareholder agreement, Westar Energy, Westar Industries and their affiliates are prohibited, without our prior written consent, from transferring any of our equity securities except:

•	transfers of equity securities representing voting power of less than 5% provided that the transferee does not have a voting ownership percentage of 5% or more immediately prior to the transfer;

•	in a bona fide underwritten public offering pursuant to the new registration rights agreement;

•	pursuant to a pro rata distribution to the shareholders of Westar Energy; and

•	transfers to affiliates, provided that the party to whom the equity securities are transferred agrees to be bound by the terms of the new shareholder agreement.

In addition, in the event that a third party commences a tender offer and our rights agreement is inapplicable to that tender offer, Westar Industries may tender a proportionate amount of our equity securities held by it into that tender offer.

Voting

During the term of the new shareholder agreement, Westar Energy and Westar Industries have agreed to vote, and to cause each of its affiliates to vote, all of our voting securities that they own, as follows:

•	with respect to the election of directors, in favor of the election of all candidates for director nominated by our board of directors;

•
with respect to any proposal initiated by any of our shareholders relating to the redemption of the rights issued pursuant to the rights agreement or any modification of the rights agreement (other than nonbinding precatory resolutions), in accordance with the recommendation of our board;

•
with respect to any proposed amendment to our certificate of incorporation or by-laws that would reasonably have the effect of modifying in any way the amendment to our certificate of incorporation, which we refer to as the “opt out amendment,” by which we opted out of Sections 1145 through 1155 of Title 18 of the Oklahoma Statutes, which relates to control share acquisitions, or would reasonably cause us to become subject to the control share acquisition statute or any other provisions that are substantially similar to the control share acquisition statute, Westar Energy, Westar Industries and their affiliates have the right to abstain or vote against such amendment;

•	with respect to any transaction or series of transactions constituting a change-in-control, in their sole discretion; and

•
with respect to all other matters, members of the shareholder group may vote in their sole discretion those shares of common stock owned by them that were not acquired as a result of the conversion of shares of our Series D convertible preferred stock and must vote all other voting securities held by them in the same proportion as all voting securities voted on the matter are voted by our other shareholders.

Board Representation

Westar Industries will be entitled to designate one director to our board of directors. Westar Industries’ designee will not have the right to sit on any committee of our board of directors.

Term

The new shareholder agreement will terminate if, among other things, Westar Industries’ and its affiliates’ ownership of our common stock (assuming for this purpose the conversion of the Series D convertible preferred stock into common stock) falls below 10% of all common stock issued and outstanding (again, assuming the conversion of the Series D convertible preferred stock), however, if the shareholder agreement is terminated for that reason, the standstill provisions described above will remain in effect until November 26, 2012.

New Registration Rights Agreement

Although Westar Energy, Westar Industries and ONEOK entered into the new registration rights agreement on January 9, 2003, it will not be effective until the repurchase and exchange are completed, at which time the current registration rights agreement will terminate.

As noted above, we have agreed, subject to the effectiveness of the new registration rights agreement, to keep the shelf registration statement that we will file pursuant to the transaction agreement effective until Westar Industries may freely offer for sale shares of our common stock and our Series D convertible preferred stock without any restriction as to manner of sale and volume imposed by the Securities Act of 1933.

Form of Amended and Restated Rights Agreement

Under Oklahoma law, every corporation may create and issue rights entitling the holders of those rights to purchase from the corporation shares of its capital stock of any class or classes, subject to any provisions in its certificate of incorporation. The price and terms of the shares must be stated in the certificate of incorporation or in a resolution adopted by the board of directors for the creation or issuance of those rights.

Concurrent with the closing of the repurchase and the exchange, we will enter into an amended and restated rights agreement, which will amend and restate our current rights agreement in its entirety. As with most rights agreements, the terms of our new rights agreement are complex and not easily summarized, particularly as they relate to the acquisition of our common stock and to exercisability.

Our amended and restated rights agreement will provide that each share of our common stock outstanding as of November 26, 1997 and issued between that date and a date determined pursuant to the new rights agreement, will have one right to purchase one one-hundredth of a share of preferred stock, designated as Series C preferred stock, attached to it, at a purchase price of $40 per one one-hundredth of a share of preferred stock, subject to adjustment, as described below.

Initially, the rights under our amended and restated rights agreement are attached to outstanding certificates representing our common stock and no separate certificates representing the rights will be distributed. The rights will separate from our common stock and be represented by separate certificates on the earlier of the first date someone acquires beneficial ownership (as defined in the rights agreement) of 15% or more of our outstanding common stock, subject to various exceptions, or approximately 10 days after someone commences or indicates an intent to commence a tender offer or exchange offer for 15% of our common stock. The person or group that acquires or indicates an intent to acquire stock as described in the immediately preceding sentence is referred to as an acquiring person.

Our amended and restated rights agreement will specifically exclude as an acquiring person, among others, Westar Energy and Westar Industries, but only with respect to shares of our common stock (including shares of our common stock issuable upon conversion of our Series D convertible preferred stock) beneficially owned by either of them as of the date of the amended and restated rights agreement, less any shares transferred to third parties thereafter.

All shares of our common stock issued prior to the date the rights separate from the common stock will be issued with the rights attached. The rights are not exercisable until the date the rights separate from the common stock. The rights will expire on the tenth anniversary of the amended and restated rights agreement, unless we redeem or exchange them at an earlier time or upon the consummation of specified transactions.

If a person or group becomes an acquiring person, then each right not owned by that acquiring person or its affiliates, associates or transferees, will entitle its holder to purchase, within specified time periods and at the right’s then current purchase price, shares of our common stock (or, in limited circumstances, one one-hundredths of a share of Series C preferred stock) as equals the result obtained by:

•
multiplying the then current purchase price by the then number of one one-hundredths of a share of our preferred stock for which a right was exercisable immediately prior to the first occurrence of a person or group becoming an acquiring person; and

•	dividing that product by 50% of the then current per share market price of our common stock on the date of the first occurrence.

If, after a person or group becomes an acquiring person, and:

•	we are involved in a merger or consolidation with an interested shareholder or with any other person in a case where all holders of our common stock are not treated alike; or

•
we sell or transfer more than 50% of our assets or earning power to an interested stockholder or other person or, to any other person in a case where all holders of our common stock are not treated alike, each right will entitle the holder to purchase, at the right’s then current purchase price, shares of common stock of the acquiring company as equal the result obtained by:

•	multiplying the then current purchase price by the number of one one-hundredths of a share of our preferred stock for which a right is then exercisable; and

•	dividing the product by 50% of the then current per share market price of the common stock of the acquiring company.

We may, at our option, at any time after any person becomes an acquiring person, exchange all or part of the then outstanding and exercisable rights for our common stock (or shares of our other equity securities, including one one-hundredths of a share of preferred stock, with equivalent rights and privileges as our common stock) at an exchange ratio of one share of our common stock per right, subject to adjustment, until the time that any person, together with its affiliates and associates, has become the beneficial owner of 50% or more of our outstanding common stock.

Our board of directors may, at its option, redeem all of the outstanding rights under our amended and restated rights agreement prior to the earlier of (1) the time that an acquiring person obtains 15% or more of our outstanding stock or (2) the final expiration date of the rights. The redemption price under our amended and restated rights agreement is $0.005 per right, subject to adjustment. The right to exercise the rights will terminate upon the action of our board ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.

Holders of rights will have no rights as our stockholders, including the right to vote or receive dividends, simply by virtue of holding the rights.

Terms of Series D Convertible Preferred Stock

Authorized Number of Shares

The number of authorized shares of our Series D convertible preferred stock will depend on the number of shares of our Series A convertible preferred stock purchased in the repurchase. Our board of directors intends to authorize a number of shares of Series D convertible preferred stock equal to the total number of shares of our common stock issuable upon conversion of the shares of Series A convertible preferred stock outstanding immediately prior to the repurchase, less the number of shares of our common stock issuable upon conversion of all the shares of our Series A convertible preferred stock purchased in the repurchase.

Rank

With respect to dividend rights and distribution of assets upon liquidation, dissolution or winding up of affairs, the Series D convertible preferred stock will rank senior to shares of our common stock, or any class of our equity securities that by its terms is junior to the Series D convertible preferred stock, and will not rank junior with respect to any class or series of preferred stock that we may issue, unless the holders of 66-2/3% of the outstanding shares of the Series D convertible preferred stock consent to the creation of the class or any security convertible into shares of that class or series. We have agreed not to create, authorize or reclassify any authorized stock into any class of capital stock that will rank prior to the Series D convertible preferred stock.

Dividends

Holders of the shares of our Series D convertible preferred stock will be entitled to receive, when and if declared by our board of directors, quarterly cash dividends in an amount per share equal to $0.23125 If we do not pay dividends on the Series D convertible preferred stock on the dividend payment date for any dividend period, dividends will not be subsequently paid for that dividend period.

Liquidation Preference

The liquidation preference per share of Series D convertible preferred stock will be equal to the amount payable per share on our common stock, as adjusted appropriately to reflect any stock split or similar events, assuming the conversion of all outstanding shares of convertible preferred stock immediately prior to the event triggering the liquidation preference, plus any dividends then due with respect to the Series D convertible preferred stock.

Neither our merger or consolidation into or with one or more other corporations, nor the voluntary sale, conveyance, exchange or transfer of all or substantially all of our property or assets will be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of triggering a liquidation preference, unless that voluntary sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of our business.

Optional Redemption

We will have the option to redeem the Series D convertible preferred stock on or after August 1, 2006 at $20.00 per share if closing price of our common stock has exceeded $25.00 for 30 consecutive trading days prior to the date that we provide notice of our intention to redeem all or a portion of the Series D convertible preferred stock, except that if we deliver a redemption notice and Westar is then precluded under certain provisions of the new registration rights agreement from effecting an underwritten offering, then the redemption date will be extended for 90 days.

Conversion Rights

Shares of the Series D convertible preferred stock will be convertible at any time, at the holder’s option, provided that Westar Energy, Westar Industries and their affiliates may only convert the shares of Series D convertible preferred stock held by them if the aggregate of the regular cash dividends for the most recently completed fiscal year prior to conversion that would have been payable on all the shares of common stock issuable upon conversion of one share of Series D convertible preferred stock is greater than $0.925 and such conversion would not subject us or our affiliates to the Public Utility Holding Company Act of 1935. In addition, Westar Energy, Westar Industries and their affiliates may generally convert any shares of our Series D convertible preferred stock held by them into shares of common stock in connection with transfers made in compliance with the shareholder agreement.

We have agreed that we will have at all times reserved and kept available, out of our authorized and unissued stock, shares of our common stock in an amount sufficient for the conversion of all shares of Series D convertible preferred stock then outstanding.

Anti-dilution Provisions

The number of shares of our common stock into which each share of Series D convertible preferred stock is convertible, the dividend amount payable on each share of Series D convertible preferred stock, and the liquidation preference attached to each share of Series D convertible preferred stock will be subject to adjustments for stock splits, stock dividends, reverse stock splits or any transaction with comparable effect upon our common stock.

Voting Rights

Holders of shares of Series D convertible preferred stock will be entitled to vote together with holders of shares of our common stock, as a single class, with respect to any proposed amendment to our certificate of incorporation or by-laws that would reasonably have the effect of modifying in any way the opt out amendment, or would reasonably cause us to become subject to the control share acquisition statute; or any other provisions that are substantially similar to the control share acquisition statute; any proposal relating to the opt out amendment; and any transaction or series of transactions that, if consummated, would constitute a change-in-control (as defined in the certificate of designation of the Series D convertible preferred stock).

With respect to those matters, each share of Series D convertible preferred stock will carry a number of votes equal to the number of votes carried by the number of shares of our common stock issuable upon conversion of one share of Series D convertible preferred stock.

Holders of Series D convertible preferred stock will not be entitled to vote in any election of directors to our board or on any matter submitted to our shareholders other than the foregoing and other than as required by law.

A registration statement relating to our common stock and other securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Commodity Futures Trading Commission Subpoena

On January 9, 2003 we received a subpoena from the U.S. Commodity Futures Trading Commission (“CFTC”) requesting information regarding certain trading by energy and power marketing firms. We intend to respond to the subpoena completely and fully cooperate with the CFTC. Although we are in the early stages of our internal review, we believe that no material adverse effect on us will result from our review and compliance with the subpoena.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not	applicable.

(b)	Pro Forma Financial Information

Not	applicable.

(c)	Exhibits

4.1
Form of Certificate of the Designations, Powers, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of $0.925 Series D Non-Cumulative Convertible Preferred Stock of ONEOK, Inc.

10.1	Transaction Agreement dated January 9, 2003, among ONEOK, Inc., Westar Energy, Inc. and Westar Industries, Inc.

10.2	Shareholder Agreement dated January 9, 2003, among ONEOK, Inc., Westar Energy, Inc. and Westar Industries, Inc.

10.3	Registration Rights Agreement dated January 9, 2003, among ONEOK, Inc., Westar Energy, Inc. and Westar Industries, Inc.

10.4	Form of Amended and Restated Rights Agreement between ONEOK, Inc. and UMB Bank, N.A., as Rights Agent

99.1	Press release issued by ONEOK, Inc. dated January 9, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: January 9, 2003	By:	/s/ Jim Kneale
Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit Number	Description
4.1
Form of Certificate of the Designations, Powers, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of $0.925 Series D Non-Cumulative Convertible Preferred Stock of ONEOK, Inc.

10.1	Transaction Agreement dated January 9, 2003, among ONEOK, Inc., Westar Energy, Inc. and Westar Industries, Inc.

10.2	Shareholder Agreement dated January 9, 2003, among ONEOK, Inc., Westar Energy, Inc. and Westar Industries, Inc.

10.3	Registration Rights Agreement dated January 9, 2003, among ONEOK, Inc., Westar Energy, Inc. and Westar Industries, Inc.

10.4	Form of Amended and Restated Rights Agreement between ONEOK, Inc. and UMB Bank, N.A., as Rights Agent

99.1	Press release issued by ONEOK, Inc. dated January 9, 2002.